Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (this “Second Amendment”) is made as of this 18th day of November, 2011 by and among:

rue21, inc., a Delaware corporation, for itself (as “rue21”) and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers from time to time party to the Credit Agreement (as defined below);

rue services corporation, a Delaware corporation (“rsc”), as a Borrower;

r services llc, a Virginia limited liability company (the “Guarantor”);

BANK OF AMERICA, N.A., as a Lender; and

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer; in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, reference is made to that certain Credit Agreement, dated as of April 10, 2008 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) the Lead Borrower, and the other Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), (ii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iii) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (iv) Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer;

WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, it is hereby agreed as follows:

1	Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2	Amendments to Article I. The definitions of the following terms in Article I of the Credit Agreement are hereby amended as follows:

1.	The definition of “Permitted Investments” is hereby amended by relettering clauses (h), (i), (j), (k) and (l) as (i), (j), (k), (l) and (m), respectively, and by inserting the following new clause (h) therein:

“(h) Guarantees made by one or more Loan Parties to one or more third party lenders as an inducement to such third party lenders to finance the execution of purchase orders by merchandise vendors, which purchase orders are delivered by a Loan Party or Loan Parties to such merchandise vendors in the ordinary course of business;”

3

Ratification of Loan Documents. Except as otherwise expressly provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The Loan Parties hereby ratify, confirm, and reaffirm that all representations and warranties of the Loan Parties contained in the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date. The Guarantors hereby acknowledge, confirm and agree that the Guaranteed Obligations of the Guarantors under, and as defined in, the Facility Guaranty include, without limitation, all Obligations of the Loan Parties at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents, as such Obligations have been increased pursuant to this Second Amendment. The Loan Parties hereby acknowledge, confirm and agree that the Security Documents, and any and all Collateral previously pledged to the Collateral Agent, for the benefit of the Credit Parties, pursuant thereto, shall continue to secure all Obligations of the Loan Parties at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents, as such Obligations have been increased pursuant to this Second Amendment.

4	Conditions to Effectiveness. This Second Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Administrative Agent:

1.	The Administrative Agent shall have received counterparts of this Second Amendment duly executed and delivered by each of the parties hereto.

2.	All corporate and shareholder action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Second Amendment shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

3.	The Loan Parties shall have paid in full all reasonable costs and expenses of the Agents (including, without limitation, reasonable attorneys’ fees) in connection with the preparation, negotiation, execution and delivery of this Second Amendment.

4.	After giving effect to this Second Amendment, no Default or Event of Default shall have occurred and be continuing.

5	Miscellaneous.

1.	This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Second Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Second Amendment.

2.	This Second Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

3.	Any determination that any provision of this Second Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Second Amendment.

4.	The Loan Parties represent and warrant that they have consulted with independent legal counsel of their selection in connection with this Second Amendment and are not relying on any representations or warranties of the Agents or the Lenders or their counsel in entering into this Second Amendment.

5.	This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have hereunto caused this Second Amendment to be executed and their seals to be hereto affixed as of the date first above written.

rue21, inc., as Lead Borrower and as a Borrower

By:	/s/ Keith McDonough
Name:	Keith McDonough
Title:	Senior Vice President, Chief Financial Officer and Secretary

rue services corporation, a Delaware corporation

By:	/s/ Todd Lenhart
Name:	Todd Lenhart
Title:	President and Chief Executive Officer

r services llc, as a Guarantor

By:	/s/ Keith McDonough
Name:	Keith McDonough
Title:	Director and President

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, L/C Issuer and Swingline Lender and as a Lender

By:	/s/ Richard D. Hill
Name:	Richard D. Hill
Title:	Managing Director